PROMISSORY NOTE


$8,500,000.00                                                   Denver, Colorado
                                               Effective as of December 30, 1998

         FOR VALUE RECEIVED, the undersigned AIOP LOST DUTCHMAN NOTES, L.L.C., a Delaware limited liability company ("Borrower") promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Bank") at 918 Seventeenth Street, Fifth Floor, Denver, Colorado 80217; Attn: Real Estate Banking, or at such other place as Bank may, from time to time designate in writing, the principal sum of Eight Million Five Hundred Thousand and No/100ths ($8,500,000.00), or so much of that sum as may be disbursed from time to time, with interest on the amount disbursed, computed from the date of initial disbursement ("Disbursement Date"), with principal and interest thereon payable as specified in this Note. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).

         1. Interest Rate. The outstanding principal balance of this Note shall bear interest at a variable rate equal to the one month Reserve Adjusted LIBOR Rate plus Two Hundred Fifty (250) Basis Points, reset daily, (the "Adjusted Eurodollar Rate"). The term "Reserve Adjusted LIBOR Rate" is defined and shall be determined as provided in Exhibit A attached to this Note and incorporated herein by reference. The term "Basis Points" means an arithmetic expression of a percentage measured in hundredths of a percent (i.e. 50 Basis Points equals one-half of one percent).

         2. Payment and Maturity Dates. Interest shall be payable in arrears and shall be calculated on the actual days outstanding over a 360-day year. Principal and interest prior to the Conversion Date (defined in Section 3 below) shall be payable as follows:

            (a) in arrears, monthly payments of interest only, commencing on the first day of the first calendar month following the Disbursement Date, and on the first day of each month thereafter until the Maturity Date; and

            (b) on June 30, 1999 (the "Maturity Date"), the entire unpaid principal amount and any interest accrued but remaining unpaid and all other sums due under this Note, subject to Borrower's election to extend the Maturity Date set forth in Section 3 below.

All installments of principal and interest of this Note are payable only in lawful money of the United States of America, at such place as the holder hereof may designate in writing from time to time. Any payments received by Bank will be applied in the following order: (a) any collection costs the Bank may have incurred in procuring Borrower's performance hereunder; (b) payment of the interest then accrued and due on the unpaid principal balance of this Note; (c) any charges assessed by the Bank; and (d) principal, subject to the restrictions on prepayment hereafter set forth.

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         3.  Extension  Period  Election.  Borrower  is  entitled  to extend the
Maturity Date to April 15, 2001 ("Extension Period") upon satisfaction of the conditions precedent set forth in Section 2.2 of the Loan Agreement. From and after the first (1st) day of the Extension Period (the "Conversion Date"), the principal balance of this Note shall bear interest at the Adjusted Eurodollar Rate.

         4. Extension Period Payment Terms. From and after the Conversion Date, the outstanding principal balance of the Note shall bear interest at the Adjusted Eurodollar Rate and Borrower shall make consecutive monthly installment payments of interest accrued at the Adjusted Eurodollar Rate and consecutive monthly installment payments of principal. The amount of each monthly installment of principal shall be that amount which would be sufficient to fully repay the outstanding principal on the Conversion Date over twenty (20) years from the Conversion Date if interest on the outstanding principal balance on the Conversion Date were also being paid monthly at an interest rate equal to Two Hundred Fifty (250) Basis Points in excess of the then-applicable rate payable on the Conversion Date on United States Treasury bills having a maturity date closest to (but not extending beyond) two (2) years from the Conversion Date and if the total amount of such principal and interest paid each month were equal. On the last day of the Extension Period (the "Extended Maturity Date") the entire outstanding principal balance of the Note, together with all accrued but unpaid interest and all other sums due hereunder or under the Loan Documents, shall be due and payable in full.

         5. Default Rate. Effective upon notice from the Bank whenever any Event of Default shall have occurred (whether or not the maturity of the Note shall have accelerated), interest shall accrue on the unpaid principal balance of the Note from time to time outstanding at a rate per annum equal to the greater of
(a) eighteen percent (18%) per annum, or (b) the interest rate then applicable plus five percent (5%) (the "Default Rate"). The Default Rate shall continue until such time as such Event of Default shall have been cured to the written satisfaction of the Bank, or if the Event of Default consists of the Borrower's failure to pay the Bank any amount due and owing under any Loan Document, until such amount shall have been paid in full. Failure to exercise such option or charge such increased interest shall not be a waiver of the right to do so at any future time or with respect to any other default.

         6. Late Charges. If Borrower shall fail to make any payment of interest or principal, including the final combined principal and interest installment, within ten (10) days after the date the same is due and payable, a late charge by way of damages shall be immediately due and payable. Borrower recognizes that default by Borrower in making the payments herein agreed to be paid when due will result in the holder incurring additional expense in servicing the Loan, in loss to the holder of the use of the money due and in frustration to the holder in meeting its other financial and loan commitments. Borrower agrees that, if for any reason Borrower fails to pay the amounts due under this Note within ten
(10) days after the date the same is due and payable, the holder hereof shall be entitled to damages for the detriment caused thereby, and that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore agrees that a sum equal to four percent (4%) of each payment which


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becomes  delinquent  is a  reasonable  estimate of said damages to the holder of this Note, which sum Borrower agrees to pay on demand.

         7. Event of Default. The occurrence of any Event of Default set forth in the Loan Agreement shall be deemed to be an event of default ("Event of Default") hereunder.

         8. Acceleration. Upon the occurrence of an Event of Default, at Bank's option, the unpaid principal amount of and accrued interest on the Note shall become due and payable automatically, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by Borrower.

         9. Remedies Cumulative. The rights or remedies of the Bank as provided in this Note and any instrument securing payment of this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against the Borrower, and any other funds, property or security held by Bank for the payment hereof or otherwise at the sole discretion of the Bank. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

         10. Forbearance. Any forbearance of Bank in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Bank of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Bank's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. Bank shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as Bank may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         11. Right of Setoff. Borrower hereby grants to Bank (i) the right at any time and from time to time after any Event of Default, in the absolute and sole discretion of Bank and without demand or notice to Borrower, to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held and any other liabilities or other obligations of Bank to Borrower in his individual capacity ("Deposits, Liabilities, and Obligations") against or to the Loan, regardless of whether the Deposits, Liabilities, or Obligations are contingent, matured, or unmatured, and (ii) a security interest in the Deposits, Liabilities, and Obligations to secure the Loan.

         12. Borrower's Waivers. Borrower and any sureties, guarantors and endorsers (severally, each called a "Surety") waiver presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower and each Surety hereof.

         In addition, the Borrower and each Surety waives and agrees not to assert: (a) any right to require holder to proceed against Borrower or any other


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Surety,  to proceed  against or exhaust any security for the Note, to pursue any other remedy available to holder, or to pursue any remedy in any particular order or manner; (b) the right to a trial by jury on any issues between Borrower and Bank and to any matters pertaining to the acts of Bank prior to the date hereof; (c) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (d) the benefits of any legal or equitable doctrine or principle of marshalling; (f) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to holder; (g) the benefits of any statutory provision limiting the liability of a surety, to the extent applicable; (h) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for payment of the Note; and (i) the benefits of any statutory provision limiting the right of holder to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Note, after any foreclosure or trustee's sale of any security for the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which holder now has, or may hereafter have, against Borrower or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by holder.

         13. Usury. In the event the interest provisions hereof or any exactions provided for herein or in the Loan Documents or any other instrument securing this Note shall result, because of any reduction of principal, or for any reason at any time during the life of this Note, in any effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Bank, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Bank had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the laws applicable to this transaction or the Borrower hereof in the jurisdiction in which the land is located for the use or detention of money or for forbearance in seeking its collection.

         14. Loan Documents. This Note is executed by Borrower in connection with that certain Loan Agreement between Borrower, Guarantor and Bank dated as of the date hereof ("Loan Agreement") and with that certain Guarantee Agreement dated as of the date hereof ("Guarantee"), executed by Asset Investors Corporation, a Maryland corporation, and Asset Investors Operating Partnership, L.P., a Delaware limited partnership (each, "Guarantor").

         15. Preferential Payment. Borrower agrees that to the extent Borrower makes any payment to Bank in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Borrower under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such


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payment or repayment by Bank,  the  indebtedness  evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         16. Governing Law; Jurisdiction. This Note is to be governed and construed according to the laws of Colorado, without regard to conflict of law principles. Without limiting the right of the Bank to bring any action or proceeding against Borrower or against any property of Borrower (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Borrower hereby irrevocably submits to the jurisdiction, process and venue of any Colorado State or Federal court sitting in Denver, Colorado, and hereby irrevocably agrees that any Action may be heard and determined in such Colorado State court or in such Federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

         17. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Bank, and any subsequent holders of this Note, and their successors and assigns.

         18. Notice. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

         19. Attorneys' Fees. Borrower further promises to pay all reasonable attorneys' fees incurred by the Bank in connection with any Event of Default hereunder and in any proceeding brought to enforce any of the provisions of this Note, provided the Bank prevails in such proceeding.

         20. Interpretation and Incorporation. As used in this Note, the term "Bank," shall include each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

         21. Joint and Several Obligations. The obligations of each Borrower under this Note are joint and several. The obligations of each Borrower hereunder are independent of the obligations of each of the other Borrowers or any Guarantor who has executed and delivered a Guarantee. Release of one or more of the Borrowers shall not impair or diminish the liability of any remaining Borrowers, except to the extent of monies actually received by Bank from the released Borrower as a consequence of such release. Each Borrower waives any rights the Borrower might otherwise have under Colorado Revised Statutes Sections 13-50-102 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the Borrowers of the Indebtedness, all in such manner and upon such terms as the Bank may deem proper, and without notice to or further assent from the Borrowers, and all without affecting this Note or the obligations of the Borrower hereunder. In the event of any default hereunder, a separate action or actions may be brought and prosecuted against any of the Borrowers, whether or not a Borrower is joined therein or a separate action or actions are brought


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against any of the other  Borrowers.  Bank may maintain  successive  actions for other defaults. The Bank's rights hereunder shall not be exhausted by its exercise of any of its rights and remedies or by any such action or by any number of successive actions until and unless Borrower's obligations under the Loan Documents have been paid and fully performed.

         22. JURY WAIVER. THE UNDERSIGNED AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE LOAN AGREEMENT.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                      BORROWER:

                                      AIOP LOST DUTCHMAN NOTES, L.L.C., a
                                      Delaware limited liability company

                                      BY: ASSET INVESTORS OPERATING PARTNERSHIP,
                                          L.P., a Delaware limited partnership,
                                          Sole  Member and Manager

                                          BY:  ASSET INVESTORS CORPORATION,
                                               a  Maryland corporation, General
                                               Partner


                                               By:  /s/ David M. Becker
                                                   -----------------------------
                                               Name:  David M. Becker
                                               Title:  Chief Financial Officer

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STATE OF COLORADO    )
                     )     ss.
COUNTY OF DENVER     )

                  The foregoing instrument was acknowledged before me this 30 day of December, 1998, by David M. Becker, as Chief Financial Officer of Asset Investors Corporation, a Maryland corporation, as General Partner of Asset
Investors Operating Partnership, L.P., a Delaware limited partnership, as Manager and Member of AIOP Lost Dutchman Notes, L.L.C., a Delaware limited liability company.

                  Witness my hand and official seal.

                  My commission expires: 12/7/2000.



                                                         /s/ Pam J. Finch
                                                        ------------------------
                                                        Notary Public

( S E A L )



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